Exhibit 99.1
For Immediate Release
57TH STREET GENERAL ACQUISITION CORP., OWNER OF CRUMBS HOLDINGS
LLC, ANNOUNCES SECOND QUARTER & YEAR-TO-DATE 2011 FINANCIAL
RESULTS
RAISES 2011 DEVELOPMENT OUTLOOK
REAFFIRMS 200 STORES IN OPERATION BY YEAR-END 2014
New York, New York, August 11, 2011 — 57th Street General Acquisition Corp. (the “Company”) (NASDAQ: CRMB), owner of Crumbs Holdings LLC (“Crumbs”), a national neighborhood bakery and the largest U.S.-based retailer of cupcakes, today announced financial results for the second quarter and year-to-date periods ended June 30, 2011. The Company also raised its 2011 development outlook to 16-18 new store openings from 14-16, reaffirmed its commitment to have 200 stores in operation by year-end 2014 and provided a general financial outlook.
Second Quarter Highlights as Compared to Year Ago Period Include:
•	Net sales increased 30.1% to $10.3 million; gross profit increased 27.5% to $5.9 million.
•	Store operating weeks increased 40.0% to 455 from 325.
•	Comparable store sales decreased 6.0%.
•	GAAP net loss before non-controlling interest of ($0.5 million), net loss attributable to stockholders of ($0.3 million) or ($0.05) per share, basic and diluted.
•	Adjusted EBITDA, a non GAAP measure, of $0.1 million compared to $0.8 million (*).
•	One new store opened in New York City.
Year-to-Date Highlights as Compared to Year Ago Period Include:
•	Net sales increased 33.1% to $20.0 million; gross profit increased 30.4% to $11.6 million.
•	Store operating weeks increased 37.2% to 892 from 650.
•	Comparable store sales decreased 2.1%.
•	GAAP net loss before non-controlling interest of ($0.4 million), net loss attributable to stockholders of ($0.3 million) or ($0.05) per share, basic and diluted.
•	Adjusted EBITDA of $0.6 million compared to $1.6 million (*).
•	Two new stores opened, Newark Liberty Airport and New York City.

*	See financial tables for a reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results.
Jason Bauer, Co-Founder of Crumbs and CEO and President of the Company stated, “Second quarter growth in revenue and gross profit was driven by a significant increase in store operating weeks offset by softness in comparable store sales. The decline in comparable store sales was largely a function of our small store base and our intent to cannibalize several of our highest performing locations. For that reason, we continue to believe that total revenue growth, store operating week expansion, and store-level returns are a more accurate measure of our progress.” Bauer continued, “To that point, our unit-level economics and key metrics continue to justify our rapid expansion and we’re pleased to increase our development target for 2011 while reiterating our goal of 200 stores in operation by the end of 2014. Our new-found balance sheet strength is a true competitive advantage during this multi-year expansion phase, allowing us to invest in numerous initiatives that we believe will solidify our position as our country’s favorite neighborhood bakery and largest retailer of cupcakes.”

Second Quarter Financial Results
Net sales for the second quarter of 2011 increased 30.1% to $10.3 million from $7.9 million in the same period last year. Store operating weeks increased 40.0% to 455 from 325. Comparable store sales for the 25 stores in the comparable store base (67% of total stores) decreased 6.0% compared to the second quarter of 2010 due in part to deliberate cannibalization of several of the highest performing locations. Over the last 12 months, 13 more stores have been added to create an aggregate of 25 stores in the comparable store base.
Cost of sales increased 33.8% to $4.3 million from $3.2 million, and as a percentage of net sales, increased 116 basis points to 42.1% compared to the second quarter of 2010. Gross profit increased 27.5% to $5.9 million from $4.7 million compared to the second quarter of 2010 due to higher net sales.
General and administrative expenses were $0.7 million, or 6.3% of net sales, compared to $0.3 million in the same period last year, or 3.9% of net sales as the Company incurred higher professional fees and deal-related expenses related to the business combination agreement which closed in May.
Adjusted EBITDA was $0.1 million compared to $0.8 million in the same period last year. See financial tables for a reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results.
GAAP net loss attributable to the controlling and non-controlling interests was ($0.5 million), compared to $0.5 million in the same period last year. Net loss attributable to stockholders was ($0.3 million), or ($0.05) per share, basic and diluted.
New Store Development
During the second quarter of 2011, the Company opened one store in New York City in midtown Manhattan. As of June 30, 2011, there were a total of 35 stores opened across six states and the District of Columbia.
Outlook
The Company raised its 2011 development outlook and now anticipates opening 16-18 stores compared to its original expectation of 14-16 new locations. All 2011 store openings are anticipated to be in existing markets. The Company also reaffirmed its commitment to have 200 stores opened by year-end 2014.
For 2011, the Company updated its financial outlook to the following:
•	Net sales are expected to be $40.0 — $45.0 million.
•	Adjusted EBITDA is expected to be $0.85 million — $1.35 million (*).
For 2012, the Company’s preliminary outlook includes the following:
•	Net sales are expected to be $80.0 — $85.0 million.
•	Adjusted EBITDA is expected to be $7.5 — $8.5 million (*).

*
See financial tables for a reconciliation of the Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) guidance, a non-GAAP measure, to the Company’s outlook on a GAAP basis.

Conference Call
The Company will host a conference call to discuss second quarter 2011 financial results today at 5:00 PM Eastern Time. Hosting the call will be Jason Bauer, Co-Founder of Crumbs and CEO and President of the Company, and John D. (“Chuck”) Ireland, Chief Financial Officer. The conference call can be accessed live over the phone by dialing 877-857-6177 or 719-325-4901 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers. The password is 4679497. The replay will be available until August 31, 2011.
The call will be webcast live from the Company’s Web site at crumbs.com under the Investor Relations section. An archived webcast will be available beginning approximately one hour after the end of the call.

About the Company and Crumbs Holdings LLC
The Company was formed in Delaware in October 2009 and acquired its interest in its subsidiary, Crumbs Holdings LLC, in May 2011. The first Crumbs Bake Shop opened its doors in March 2003 on the Upper West Side of Manhattan by co-founders Mia & Jason Bauer. The design of Crumbs Bake Shops is inspired by old-time neighborhood bakeries, creating a warm and friendly environment with wall-to-wall treats. Recently ranked the largest retailer of cupcakes nationwide and one of Inc. Magazine’s 10 Breakout Companies of 2010, Crumbs currently has 35 locations, including 25 locations in the New York Metro area, six locations on the West Coast, two locations in Washington, D.C., one location in Virginia and one location in Chicago, Illinois. The specialty of the house is cupcakes; however, the menu also includes an irresistible blend of comfort-oriented classics and elegant baked goods. There are more than 60 varieties of cupcakes baked fresh daily with a new cupcake of the week debuting each Monday.
Forward Looking Statements
Some of the statements in this press release may constitute forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “aim,” “will” and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current view concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the businesses of Crumbs will not be integrated successfully; the risk that the anticipated benefits of the business transaction with Crumbs may not be fully realized or may take longer to realize than expected; the ability to achieve and manage the growth of the Crumbs brand, expansion into new and existing markets and operations; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, risks arising from disruptions in supply chain; risks relating to competition for real estate and ability to negotiate and renew leases; risks arising from geographic concentration and regional factors impacting local economies; the risk of disruption from the business transaction making it more difficult to maintain relationships with customers, employees, suppliers and lessors; a reduction in industry profit margin; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; a lower return on investment; the general volatility of the market prices of our securities and general economic conditions; our ability to successfully implement new strategies; operating hazards; and the loss of key personnel. These risks, as well as other risks associated the recently consummated merger, are more fully discussed in the Schedule TO (and any amendments and exhibits thereto) in connection with the recently completed tender offer, our Registration Statement on Form S-3 and our periodic reports (and any amendments thereto) filed with the SEC and available at the SEC’s website at www.sec.gov Forward-looking statements included herein speak only as of the date hereof. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, results could differ materially from those expressed by such forward-looking statements. Neither the Company nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof.
Non-GAAP Information
The Company is providing Adjusted EBITDA information, which is defined as net income of the combined company, including net income attributable to any non-controlling interest, determined in accordance with all applicable and effective GAAP pronouncements up to June 30, 2011, before interest income or expense, income taxes and any gains or losses resulting from the change in estimate relating to the Tax Receivable Agreement, depreciation, amortization, deferred rent expense, losses or gains resulting from adjustments to the fair value of the contingent consideration, stock-based compensation expense, extraordinary or non-recurring expenses and all other extraordinary non-cash items for the applicable period as a compliment to U.S. generally accepted accounting principles (GAAP) results. Adjusted EBITDA measures are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the accompanying tables. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

57TH STREET GENERAL ACQUISITION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010		2011	2010

Net sales	$10,294	$7,915		$20,013	$15,040

Cost of sales	4,334	3,240		8,394	6,130

Gross profit	5,960	4,675		11,619	8,910

Operating expenses
Selling expenses	400	346		794	603
Staff expenses	3,258	2,029		6,108	3,961
Occupancy expenses	1,800	1,264		3,422	2,371
General and administrative	651	307		1,046	596
Depreciation and amortization	345	200		675	401

	6,454	4,146		12,045	7,932

Income from operations	(494)	529		(426)	978

Other income (expense)
Interest and other income
Abandoned lease projects	(14)			(13)	(8)

	(14)	—		(13)	(8)

Net income (loss) attributable to the controlling and non-controlling interests	(508)	529		(439)	970

Less: Net (income) loss attributable to non-controlling interest	211			182

Net income (loss) attributable to stockholders	$(297)	$529		$(257)	$970

Net income (loss) per common share, basic and diluted	$(0.05)	$0.19		$(0.05)	$0.57

Weighted average number of common shares outstanding, basic and diluted	5,599	2,771	*	5,141	1,711 *

*	The weighted average number of common shares outstanding is that of 57th Street General Acquisition Corp.

57TH STREET GENERAL ACQUISITION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)

ASSETS

Current assets
Cash	$11,514	$655
Trade receivables	323	248
Inventories	394	241
Prepaid rent	528	387
Deferred financing costs		215
Other current assets	408	81

Total current assets	13,167	1,827

Property and equipment, net	9,397	8,785

Other Assets
Deferred tax asset	4,774
Restricted cash	605	30
Intangible assets, net	403	429
Deposits	281	277
Other	69	36

Total other assets	6,132	772

	$28,696	$11,384

LIABILITIES, MEMBERS’ EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,695	$2,615
Payroll liabilities	200	141
Sales tax payable	69	48
Gift cards and certificates outstanding	124	120

Total current liabilities	2,088	2,924

Long-term liabilities
Deferred rent	2,211	1,863
Payable to related parties pursuant to tax receivable agreement	2,387

Total liabilities	6,686	4,787

Members’ equity		6,596

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000 shares authorized; 390 shares issued and outstanding at June 30, 2011
Common stock, $.0001 par value; 100,000 shares authorized; 7,100 shares issued, 5,506 outstanding at June 30, 2011
Additional paid-in capital	30,297
Accumulated deficit	(851)
Treasury stock, at cost	(15,914)

Total equity	13,532
Non-controlling interest	8,478	—

	$28,696	$11,383

57TH STREET GENERAL ACQUISITION CORP. AND SUBSIDIARIES
ADJUSTED EBITDA AS DEFINED BY AMENDMENT NO. 3 TO THE
BUSINESS COMBINATION AGREEMENT DATED APRIL 7, 2011
(UNAUDITED AND IN THOUSANDS)

	For the three months		For the six months
	ended June 30		ended June 30
	2011	2010	2011	2010

Net income (loss) attributed to the controlling and non-controlling interest	$(508)	$529	$(439)	$970

Depreciation	311	171	608	343
Amortization	34	29	67	58
Abandoned Lease Costs	14	0	13	8
Deferred Rent Expense	126	120	258	210
Non-recurring expenses	98	0	98	0

Adjusted EBITDA	$75	$849	$605	$1,589

57TH STREET GENERAL ACQUISITION CORP. AND SUBSIDIARIES
ADJUSTED EBITDA GUIDANCE AS DEFINED BY AMENDMENT NO. 3 TO THE
BUSINESS COMBINATION AGREEMENT DATED APRIL 7, 2011
(UNAUDITED AND IN THOUSANDS)

	2011	2012

Net income	$(1,420)	$3,662
Depreciation	1,365	2,545
Accelerated Depreciation of Abandoned Leasehold Improvements	15	0
Amortization	125	149
Deferred Rent Expense	917	1,894
Non-recurring expenses	98	0

Adjusted EBITDA for range midpoint	$1,100	$8,250

Investor Relations Contact:
Tom Ryan/Raphael Gross of ICR
IR@crumbs.com / 646-545-4702
Media Relations Contact:
Bo Park of ICR
bo.park@icrinc.com / 646-277-1222